Auditor's statement

I have audited the financial statements of the Kromeriz Heating Plant joint stock company, Company identification number 25304925, for the year 1997 in accordance with the National Council Act No. 524/1922 Coll., on Auditors and the Chamber of Auditors of the Czech Republic, and with the Auditing Guidelines issued by the Chamber of Auditors. Our audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. I believe that the performed audit provides a reasonable basis for expressing my opinion on the financial statements.

The management of the Company is responsible for the preparation of the financial statements and for maintaining accounting records in accordance with Act of the Czechoslovak Federal Republic No. 563/1991 Coll. On Accounting. The auditor's responsibility is to express an opinion on the financial statements taken as a whole.

Based on the examined facts given in the auditor's report I state that

-    the  financial   statement  is  prepared  in  compliance   with  accounting
     legislation valid in the Czech Republic;

- the financial statements for the year ended December 31, 1997 present fairly, in all material aspects, the assets, liabilities, equity and financial position of the joint stock company;

-    the maintained accounting records are complete, supportable and correct;

- the data in the annual report correspond to the financial statements data which I verified.


Prague, May 10, 1998


                                   Round Seal
                             Ing. Zdenek Matejovsky
                                 Auditor No. 352

                       Ing. Zdenek Matejovsky (signature)
                         Auditor, License Decree No. 352

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


                            Profit and Loss Statement
                               In its full extent
                             As of December 31, 1997
                      (in whole thousands of Czech crowns)


                                                                   1997                      1996
                                                                   ----                      ----

Income from sale of goods                                             2                         -
Costs expended on goods sold                                          -                         -
                                                                 ------                    ------
Trade margin                                                          2                         -

Performances                                                     55,002                    24,396
                                                                 ------                    ------
  Income from sale of own products and
    services                                                     55,002                    24,396

Output Consumption                                               48,824                    22,435
                                                                 ------                    ------
  Consumption of material and power                              43,946                    20,919
  Services                                                        4,878                     1,516
                                                                 ------                    ------
Value added                                                       6,180                     1,961

Personal expenses                                                 4,873                     2,239
                                                                 ------                    ------
  Wages expenses                                                  3,608                     1,656
  Expenditure on social security                                  1,265                       583

Taxes and payments (-)                                               40                        39

Deductions on intangible and tangible
  fixed assets (-)                                                1,277                     1,328
Income from sale of fixed assets and
  Materials (+)                                                      11                         -
Accounting of corrective items in
  operative yields (+)                                              129                        65

Accounting of corrective items in
  operative costs (-)                                                 -                     1,453
Other operative yields (+)                                           55                        26
Other operative costs (-)                                           139                        57
Operative economic result (A)                                        46                    (3,064)

Interest revenues (+)                                               207                        20
Interest expenses (-)                                             2,553                     1,537
Other financial expenses (-)                                        108                        46

Net result from financial activities (B)                         (2,454)                   (1,563)

Income taxes on normal activity                                       -                         -
    - due                                                             -                         -
    - deferred                                                        -                         -

Net result after taxes from normal activity
  (A+B =C)                                                       (2,408)                   (4,627)

Extraordinary revenues                                              735                         0
Extraordinary expenses                                                -                         -
Income tax on extraordinary activity                                  -                         -
    - due                                                             -                         -
    - deferred                                                        -                         -

Net result from extraordinary activities (D)                        735                         -

Net income (net loss) for the accounting
  Period (C + D)                                                 (1,673)                   (4,627)

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


                                  BALANCE SHEET
                               In its full extent
                             As of December 31, 1997
                      (in whole thousands of Czech crowns)


                                                                   1997                      1996
                                                                   ----                      ----

ASSETS

Total Assets                                                     40,783                    37,718
                                                                 ======                    ======

  Intangible and Tangible Assets and
    Investments                                                  31,022                    30,172
                                                                 ------                    ------
    Intangible inv. Assets                                           12                        15

    Tangible assets                                              31,010                    30,157
                                                                 ------                    ------
      Land                                                        1,321                     1,321
      Buildings, halls and constructions                         16,412                    16,893
      Separate movable items and sets of
        mov. It.                                                  6,085                     6,682
      Incomplete tangible investments                             8,742                     6,940
      Corrective item for acquired property                      (1,550)                   (1,679)

Current Assets                                                    8,976                     7,353
                                                                 ------                    ------
    Trade Receivables                                             8,666                     6,335
    Other Receivables                                                33                         8
    Cash                                                            140                       113
    Bank Accounts                                                   128                       897
    Short-Term Financial Assets                                       9                         -

Other Assets                                                        785                       193
                                                                 ------                    ------
    Temporary Accounts of Assets                                     51                       192
    Contingencies - Gain                                            734                         1

TOTAL LIABILITIES                                                40,783                    37,718
                                                                 ======                    ======

  Own capital                                                     1,890                   (10,727)
                                                                 ------                   -------
    Basic capital                                                 1,000                     1,000
    Capital funds                                                14,291                         -
    Economic result of past years                               (11,728)                   (7,100)
    Economic result of current acc. period                       (1,673)                   (4,627)

  Foreign resources                                              38,705                    48,393
                                                                 ------                    ------
  Short-term liabilities                                         27,830                    30,268
                                                                 ------                    ------
      Trade payables                                              5,585                     5,006
      Payables to employees                                         202                       190
      Social security payable                                       126                       122
      Taxes payable                                                 884                       100
      Payables to related companies
        (shareholdings less than 50%)                            21,018                    24,754
      Other payables                                                 15                        96

    Bank loans and short-term notes                              10,875                    18,125
                                                                 ------                    ------
      Long-term bank loans                                        3,625                    10,875
      Short-term bank loans                                       7,250                     7,250

  Other liabilities - temporary accounts of
    liabilities                                                     188                        52
                                                                 ------                    ------
    Contingencies - loss                                            188                        52

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